News Release

Newell Brands Announces Global Productivity Plan to Strengthen Competitiveness and Deliver Greater Value for Consumers

Initiative Accelerates Strategic Progress, Enhances Efficiency and Sharpens Focus on Driving Long-Term Value Creation

ATLANTA, GA – December 1, 2025 – Newell Brands (NASDAQ: NWL) today announced a global productivity plan designed to strengthen the company’s competitiveness, deliver greater value for consumers and drive long-term value creation. The plan underscores the company’s disciplined execution, confidence in its strategic direction and commitment to building a more agile and high-performing organization.

As part of the plan, the company will reduce its global workforce by over 900 employees (approximately 10% of professional and clerical employees), with limited impact on manufacturing or supply chain operations. Professional and clerical separations in the United States are largely expected to occur this month, with international actions continuing through 2026, subject to local law and consultation requirements.

“We’ve made meaningful progress executing our strategy and strengthening Newell Brands, but there is more work to do,” said Chris Peterson, President and Chief Executive Officer. “This productivity plan is about taking the next, disciplined step to enhance efficiency, sharpen our strategic focus, and deliver stronger, more consistent performance. Ultimately, our goal is to deliver greater value for consumers and create sustained long-term value for our shareholders.”

Building on the company’s turnaround strategy launched in 2023, the productivity plan will raise performance standards, simplify processes, streamline overhead, and redirect resources to the highest-value activities. The plan is enabled in part by the company’s use of automation, digitization, and artificial intelligence to simplify operations, accelerate decision-making, and strengthen execution across functions. These initiatives will enable Newell to further invest in innovation, brand building, and growth in a dynamic consumer environment.

As part of this effort, Newell Brands will close approximately 20 Yankee Candle® stores in the United States and Canada which, collectively, represent roughly 1% of brand sales, with closures expected to take effect in January 2026. This retail optimization aligns the brand’s footprint with modern consumer shopping behaviors and supports its multi-channel growth strategy.

The company expects to record pre-tax restructuring and related charges of approximately $75 million to $90 million, primarily for severance and related costs, with most of the charges to be recognized by the end of 2026. Once fully implemented, the productivity plan is expected to generate annualized pre-tax cost savings of approximately $110 million to $130 million.

The company affirmed its previously issued guidance for fourth quarter normalized operating margin, normalized earnings per share and operating cash flow. The company now expects that fourth quarter net and core sales results will be towards the lower end of its previously communicated guidance range as sales trends in Latin America continue to improve, but at a rate slower than originally anticipated.

Chris Peterson and Mark Erceg, Chief Financial Officer, will discuss the productivity plan and its expected benefits at the Morgan Stanley Global Consumer & Retail Conference on December 2, 2025.

About Newell Brands

Newell Brands (NASDAQ: NWL) is a leading global consumer goods company with a strong portfolio of well-known brands, including Rubbermaid, Sharpie, Graco, Coleman, Rubbermaid Commercial Products, Yankee Candle, Paper Mate, FoodSaver, Dymo, EXPO, Elmer’s, Oster, NUK, Spontex and Campingaz. Newell Brands is focused on delighting consumers by lighting up everyday moments.

This press release and additional information about Newell Brands are available on the company’s website, www.newellbrands.com.

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Non-GAAP Financial Measures

This release and the accompanying remarks contain non-GAAP financial measures within the meaning of Regulation G promulgated by the U.S. Securities and Exchange Commission (the "SEC").

The Company uses certain non-GAAP financial measures that are included in this press release both to explain its results to stockholders and the investment community and in the internal evaluation and management of its businesses. The Company’s management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures (a) permit investors to view the Company’s performance and liquidity using the same tools that management uses to evaluate the Company’s past performance, reportable segments, prospects for future performance and liquidity, and (b) determine certain elements of management incentive compensation.

The Company’s management believes that core sales provides a more complete understanding of underlying sales trends by providing sales on a consistent basis as it excludes the impacts of acquisitions, divestitures, retail store openings and closings, certain market and category exits, changes in foreign exchange and customer returns due to a product recall from year-over-year comparisons. The effect of changes in foreign exchange on reported sales is calculated by applying the prior year average monthly exchange rates to the current year local currency sales amounts (excluding acquisitions and divestitures), with the difference between the current year reported sales and constant currency sales presented as the foreign exchange impact increase or decrease in core sales. The Company’s management believes that “normalized” operating margin and “normalized” earnings per share, which exclude restructuring and restructuring-related expenses; impairment charges; amortization of acquisition-related intangible assets; divestiture costs; costs related to the acquisition, integration and financing of acquired businesses; inflationary adjustments and one-time and other events such as expenses related to certain legal proceedings, costs related to the extinguishment of debt; certain tax benefits and charges; pension settlement charges; costs related to a product recall; certain facility fire related costs; and certain other items, are useful because they provide investors with a meaningful perspective on the current underlying performance of the Company’s core ongoing operations.

The Company uses a "with" and "without" approach to calculate normalized income tax expense or benefit. At an interim period, the Company determines the year to date tax effect of the pretax items excluded from normalized results by allocating the difference between the calculated GAAP and calculated normalized tax expense or benefit.

While the Company believes these non-GAAP financial measures are useful in evaluating the Company’s performance and liquidity, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies.

Forward-Looking Statements

Some of the statements in this press release, particularly those anticipating future financial performance, business prospects, growth, operating strategies, the benefits and savings associated with the global productivity plan announced in this press release, future macroeconomic conditions and similar matters, are forward-looking statements within the meaning of the federal securities laws. These statements generally can be identified by the use of words or phrases, including, but not limited to, "guidance," "outlook," “intend,” “anticipate,” “believe,” “estimate,” “project,” “target,” “plan,” “expect,” “setting up,” "beginning to,” “will,” “should,” “would,” "could," “resume,” “remain confident,” "remain optimistic," "seek to," or similar statements. We caution that forward-looking statements are not guarantees because there are inherent difficulties in predicting future results. Actual results may differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to:

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the Company’s ability to optimize costs and cash flow and mitigate the impact of soft global demand and retailers' inventory rebalancing through discretionary and overhead spend management, advertising and promotion expense optimization, demand forecast and supply plan adjustments and actions to improve working capital;
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the Company’s dependence on the strength of retail and consumer demand and commercial and industrial sectors of the economy in various countries around the world;
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the Company’s ability to improve productivity, reduce complexity and streamline operations;

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risks related to the Company’s substantial indebtedness, potential increases in interest rates or changes in the Company’s credit ratings including the failure to maintain financial covenants which if breached could subject us to cross-default and acceleration provisions in our debt documents;
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the impact on the Company’s operations and financial condition resulting from the current global macroeconomic environment, including the impact of tariffs imposed by the U.S. and retaliatory tariffs imposed by foreign countries, and the Company’s ability to effectively execute its mitigation plans;
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competition with other manufacturers and distributors of consumer products;
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major retailers’ strong bargaining power and consolidation of the Company’s customers;
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supply chain and operational disruptions in the markets in which we operate, including as a result of geopolitical and macroeconomic conditions and any global military conflicts including those between Russia and Ukraine and in the Middle East;
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changes in the prices and availability of labor, transportation, raw materials and sourced products, including significant inflation, and the Company’s ability to offset cost increases through pricing and productivity in a timely manner;
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the Company’s ability to effectively execute its turnaround plan, including the global productivity plan announced in this press release and other restructuring and cost saving initiatives;
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the Company’s ability to develop innovative new products, to develop, maintain and strengthen end-user brands and to realize the benefits of increased advertising and promotion spend;
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the risks inherent to the Company’s foreign operations, including currency fluctuations, exchange controls and pricing restrictions;
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future events that could adversely affect the value of the Company’s assets and/or stock price and require additional impairment charges;
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unexpected costs or expenses associated with dispositions;
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the cost and outcomes of governmental investigations, inspections, lawsuits, legislative requests or other actions by third parties, the potential outcomes of which could exceed policy limits, to the extent insured;
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the Company’s ability to maintain effective internal control over financial reporting;
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risk associated with the use of artificial intelligence in the Company’s operations and the Company’s ability to properly manage such use;
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a failure or breach of one of the Company’s key information technology systems, networks, processes or related controls or those of the Company’s service providers;
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the impact of United States and foreign regulations on the Company’s operations, including environmental remediation costs and legislation and regulatory actions related to product safety, data privacy and climate change;
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the potential inability to attract, retain and motivate key employees;
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changes in tax laws and the resolution of tax contingencies resulting in additional tax liabilities;
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product liability, product recalls or related regulatory actions;
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the Company’s ability to protect its intellectual property rights;
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the impact of climate change and the increased focus of governmental and non-governmental organizations and customers on sustainability issues, as well as external expectations related to environmental, social and governance considerations;
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significant increases in the funding obligations related to the Company’s pension plans; and
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other factors listed from time to time in our SEC filings, including but not limited to our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings.

News Release

The information contained in this press release is as of the date indicated. The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments. In addition, there can be no assurance that the Company has correctly identified and assessed all of the factors affecting the Company or that the publicly available and other information the Company receives with respect to these factors is complete or correct.

The Company has presented forward-looking statements regarding core sales, normalized operating margin and normalized EPS. These non-GAAP financial measures are derived by excluding certain amounts, expenses or income, from the corresponding financial measures determined in accordance with GAAP. The determination of the amounts that are excluded from these non-GAAP financial measures is a matter of management judgement and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period in reliance on the exception provided by item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable to present a quantitative reconciliation of forward-looking normalized operating margin or normalized EPS to the most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict all of the necessary components of such GAAP measures without unreasonable effort or expense. In addition, the Company believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the Company's future financial results. These non-GAAP financial measures are preliminary estimates and are subject to risks and uncertainties, including, among others, changes in connection with quarter-end and year-end adjustments. Any variation between the Company's actual results and preliminary financial data set forth above may be material.

Contacts:

Investors:
Joanne Freiberger
SVP, Investor Relations & Chief Communications Officer
+1 (727) 947-0891
joanne.freiberger@newellco.com

Media:
Danielle Clark
Director, External Communications
+1 (404) 783-0419
danielle.clark@newellco.com